SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 15, 2002

                       INTERNATIONAL SMART SOURCING, INC.
                      (FORMERLY CHINAB2BSOURCING.COM, INC.)
             (Exact name of registrant as specified in its charter)

       Delaware                           001-14753              11-3423157
(State or other jurisdiction of     (Commission File No.)      (IRS Employer
     incorporation)                                          Identification No.)

            320 Broad Hollow Road
            Farmingdale, New York                         11735
  (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (631) 293-4650

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                       Exhibit Index Located on Page: ___
                           Total Number of Pages: ___

Item 5.     Other Events.

The Company announced today executive changes at its subsidiaries. Andrew Franzone, Sr. the current Chief Executive Officer of the Company has been appointed President of the Company's Electronic Hardware Corp. subsidiary. Steven Sgammato, formerly the President of Electronic Hardware Corp. will remain at Electronic Hardware Corp. and has assumed the position of General Manager. David Hale, Chief Operating Officer of the Company, has assumed the position of acting President of the International Plastic Technologies subsidiary, replacing Andrew Franzone, Jr. who has left the Company. All of the changes were effective on December 31, 2001.




                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. Date: January 15, 2002

                                              International Smart Sourcing, Inc.


                                                     By:/s/ ANDREW FRANZONE
                                                         -----------------------
                                                     Andrew Franzone
                                                     Chief Executive Officer and
                                                     President